EXHIBIT (a)(1)(iv)

ELECTION FORM (FOR USE BY FACSIMILE)

ELECTRONICS FOR IMAGING, INC.

ELECTION FORM

RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO

EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR RESTRICTED STOCK UNITS AND

CASH PAYMENTS

THE OFFER EXPIRES AT 9:00 P.M. PACIFIC DAYLIGHT TIME ON SEPTEMBER 28, 2009,

UNLESS THE OFFER IS EXTENDED

Name:

Employee ID:

Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including: (1) the Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units and/or Cash Payments, dated August 31, 2009 (as it may be amended and supplemented from time to time, the “Offer to Exchange”); (2) this Election Form; (3) the Agreement to Terms of Election; (4) the consent agreement for Israel or The Netherlands, as applicable; (5) the 2009 Equity Incentive Award Plan and the 2009 Plan Form of Grant Notice and Restricted Stock Unit Agreement or the 2009 Plan Form of Grant Notice and Restricted Stock Unit Agreement & Undertaking - Israel, as applicable; (6) the 2009 Plan Prospectus; and (7) the listing of your eligible options at https://webapps.efi.internal/exchange (collectively, the “Offer Documents”). The Offer is subject to the terms of the Offer Documents as they may be amended. The Offer provides eligible employees who hold eligible options the opportunity to exchange these options for new RSUs or a cash payment as set forth in Section 1 of the Offer to Exchange. This Offer expires at 9:00 p.m. Pacific Daylight Time on September 28, 2009, unless extended.

Offer Documents may be accessed on the election website at https://webapps.efi.internal/exchange or through the U.S. Securities and Exchange Commission’s website at:

http://www.sec.gov/cgi-bin/browse-edgar?company=&match=&CIK=EFII&filenum=&State=&Country=&SIC=&owner= exclude&Find=Find+Companies&action=getcompany

If you wish to participate in the Offer, please check the “Yes” box in the “Exchange Entire Eligible Option” column. Please note that if the “No” box is checked under the “Exchange Entire Eligible Option” column, the eligible option will not be exchanged and your eligible option will remain outstanding subject to its existing terms.

Columns Related to Original Option Grant
Eligible Option Grant #	Grant Type	Plan	Original Grant Date	Original Expiration Date	Exercise Price Per Share	Total Number of Options Originally Granted	Options Vested as of 9/28/2009	Options Unvested as of 9/28/2009	Total Number of Eligible Options	Exchange Offer (Number of RSUs or Amount of Cash)	Exchange Entire Eligible Option
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No

In accordance with the terms outlined in the Offer Documents if you elect to exchange your eligible options, you will receive new RSUs or a cash payment, as applicable, as determined in accordance with the Offer Documents using the exchange ratios set forth in the Offer Documents (rounded down to the nearest whole number with respect to each new RSU on a grant-by-grant basis), as described in Section 1 of the Offer to Exchange. Your new RSUs

will be subject to a new vesting schedule as described in Section 3 of the Offer to Exchange. If you surrender an eligible option in the option exchange and either (1) the option has a fair value of $250 or less or (2) you are actively employed by EFI or EFI’s majority-owned subsidiaries in Australia, Belgium, Brazil, Canada, China, France, Italy, South Korea, Mexico, Singapore, Spain, Sweden or the United Kingdom, then that option will be exchanged for a cash payment instead of new RSUs. No RSUs will be issued with respect to any such eligible option that is exchanged for a cash payment. Please see the answer to Question 8, “How many new RSUs will I receive for the eligible options that I exchange?” in the Offer to Exchange for more information on the determination of the “fair value” of your eligible option. Also, please see the Supplemental Questions and Answers for Cash Payments of the Offer to Exchange, along with Section 2 of the Offer to Exchange entitled “Number of New RSUs or Amount of Cash Payment; Completion Date” for more information about cash payments. The amount of the cash payment will be calculated as described in Section 2 of the Offer to Exchange.

YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR NEW RSUS OR A CASH PAYMENT.

BY PARTICIPATING, YOU AGREE TO ALL TERMS AND CONDITIONS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

Please note that if you are employed by us or one of our majority-owned subsidiaries in Israel or The Netherlands and you decide to participate in the Offer to Exchange, you must submit your agreement consenting to the terms of a tax ruling within 30 days following the date the ruling is obtained to the Option Exchange Administrator at efioptionexchange@efi.com in order for the terms of the ruling to apply to you.

Please note that you may withdraw or change your election by submitting a new properly completed and signed Election Form prior to the completion date, which will be 9:00 p.m. Pacific Daylight Time on September 28, 2009, unless we extend the Offer.

THE LAST VALID ELECTION THAT WE RECEIVE ON OR BEFORE 9:00 P.M. PACIFIC DAYLIGHT TIME ON SEPTEMBER 28, 2009 SHALL CONTROL WHETHER YOUR ELIGIBLE OPTIONS WILL BE SUBMITTED FOR EXCHANGE.

Your signature and submission of this Election Form indicates that you have read, understood and agreed to the Agreement to Terms of Election.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date: , 2009

Address:

Email address:

SUBMIT THIS ENTIRE ELECTION FORM BY FACSIMILE TO

OPTION EXCHANGE ADMINISTRATOR

NO LATER THAN 9:00 P.M. PACIFIC DAYLIGHT TIME ON SEPTEMBER 28, 2009

FACSIMILE: (650) 357-4056

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.